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                                                                   EXHIBIT 10(h)


                                 LOAN AGREEMENT

         This agreement, made this 24th day of July, 1990, between Wellington Hall Limited, a North Carolina corporation of Highway 29-70 North, Lexington, North Carolina, hereinafter referred to as the Borrower, and Lexington State Bank, Lexington, North Carolina, hereinafter referred to as the Bank:

                             W I T N E S S E T H :

         The Borrower has requested financing in the amount of $200,000 for improvements to the air quality system of its manufacturing facility. Borrower has also requested that the Bank increase Borrower's line of credit for its anticipated working capital requirements.

         The Bank has consented to provide Borrower with a loan for its proposed capital improvements and is willing to increase Borrower's $800,000 line of credit to $900,000 upon the terms and conditions herein set forth.

         Now, therefore, in consideration of the mutual covenants contained herein, the Borrower and the Bank agree as follows:

SECTION 1. WARRANTIES AND REPRESENTATIONS.

         The Borrower represents and warrants to the Bank as follows:

1.1 The Borrower is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified and in good standing under the laws of each jurisdiction in which the ownership of its properties or the transaction of its business make such qualification necessary.

1.2 The Borrower has full corporate power to enter into this Agreement and to do all things required of it hereunder and the execution and performance of this Agreement have been duly authorized by appropriate corporate action and will not violate the provisions of its Articles of Incorporation or By-Laws or any other agreement or instrument to which it is a party, nor require the approval of its stockholders or of any public authority or of any third party.

1.3 The Borrower is the owner of 100% of the capital stock of Wellington Hall Caribbean Corporation, a North Carolina corporation, and said subsidiary corporation is the owner of 99% of the capital stock of Muebles Wellington Hall, S.A., a Honduran corporation. All of the capital stock of each subsidiary has been validly issued, is fully paid and non-assessable, and is free of liens or other encumbrance.


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1.4      The Borrower has no unpaid taxes or assessments which have become due and payable on or before the date of this Agreement.

1.5 The Borrower has no proceedings pending or, to the knowledge of its officers, threatened before any court or administrative agency, or governmental body, the outcome of which would materially affect its financial condition adversely.

1.6 The financial information submitted to the Bank by the Borrower is correct and does accurately reflect its financial condition.

1.7 The Borrower is the lawful owner of all of its assets which shall be free of all liens and encumbrances except to the Bank as provided for herein and as otherwise set forth in its financial statements.

SECTION 2. INTERIM FINANCING.

2.1 The Bank agrees to provide Borrower with interim financing in the amount of $200,000 for Borrower's proposed air quality improvements. The term of the interim financing shall be approximately six months.

2.2 Upon substantial completion of the proposed capital improvements, the Bank and the Borrower shall negotiate the terms of permanent financing.

SECTION 3. LINE OF CREDIT.

3.1 The Bank agrees to extend to the Borrower in the form of a Line of Credit the lesser of:

         a)      $900,000, or
         b)      The sum of:
                 i) 70% of the Borrower's accounts receivable less than 60 days old, and
                 ii)    50% of the Borrower's inventories of finished goods, to
                        be valued at cost or market, whichever is less.
                 iii)   10% of the Borrower's work in process and raw materials
                        inventories.

3.2 In order to facilitate the borrowings under this Line of Credit, the Borrower shall execute and deliver to the Bank its $900,000.00 demand Promissory Note against which the Bank shall advance funds at the Borrower's request. The principal balances under said note shall be permitted to increase and decrease as advances and repayments are made without the necessity of executing new notes.

3.3 The rate of interest chargeable on loan balances under this Line of Credit shall be 1%





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         per annum above the prime rate published by Lexington State Bank.  The said prime rate in effect as of the 1st day of each month shall be the basis for the computation of interest chargeable for that month.

3.4 In the event that the principal balances outstanding under the Borrower's promissory notes shall at any time exceed the limitations set forth in Section 3.1 above, the Borrower shall promptly reduce the aggregate of said principal balances by an amount sufficient to eliminate such excess.

SECTION 4. SECURITY.

4.1 To secure the repayment of the loans provided for herein and all other present and future obligations of the Borrower to the Bank, whether direct or indirect absolute or contingent, the Borrower hereby grants unto the Bank, its successors or assigns, a first lien security interest in all of its presently owned or hereafter acquired property of the following types and kinds:

         a) Accounts receivable, notes receivable, other receivables however evidenced, contract rights and general intangibles (which term shall include refunds of any type and other entitlements to money or goods);
         b) Inventories of raw materials, supplies, work-in-process and finished goods;
         c) Machinery, equipment, furniture and fixtures, tools, dies, jigs (all personal property fixed assets and expendables);
         d) All cash and non-cash proceeds of the foregoing, including proceeds of insurance thereon.

4.2 Borrower agrees that it will, at Bank's request, execute and deliver such security agreements, financing statements, or other documents deemed necessary by the Bank for the granting, perfection or continuation of perfection of the security interest above described.

4.3 Borrower also agrees with Bank that those certain deeds of trust described below shall serve as additional security to the loans provided for herein:

         a) $420,000.00 Deed of Trust dated February 17, 1984, Joe H. Leonard, Trustee, Filed in Book 619, Page 17, Davidson County Register of Deeds.
         b) $650,000.00 Deed of Trust dated April 15, 1987, Joe H. Leonard, Trustee, Filed in Book 665, Page 668, Davidson County Register of Deeds.





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SECTION 5. AFFIRMATIVE COVENANTS.

         From the date hereof and until all sums advanced hereunder and all interest thereon are fully paid, the Borrower agrees that it will:

5.1 Furnish to the Bank within 90 days after the end of each of its fiscal years, beginning with its fiscal year next ending after the date of this Agreement, an audited financial report prepared in accordance with generally accepted accounting principles by its independent certified public accountants, containing its Balance Sheet as of the end of such fiscal year, its Profit and Loss Statement showing the results of its operations for such year, the reconcilement of its surplus account, such other comments and financial details as are customarily included in reports of like character and the unqualified opinion of the certified public accountants as to the contents thereof.

5.2 Furnish to the Bank within 45 days after the end of each quarter beginning with that report period first succeeding the date of this Agreement, a financial report prepared on the same accounting basis as the annual statement prepared by its independent certified public accountants, containing its Balance Sheet as of the end of such period and its Profit and Loss Statement showing the results of its operations for the portion of its fiscal year then elapsed.

5.3 Provide the Bank with consolidating financial statements for each of its annual and quarterly report periods, which statements shall reflect the independent balance sheet and operating information of Borrower and each other member of the consolidated group contained in Borrower's annual report.

5.4 Promptly inform the Bank of any occurrence which materially affects its financial condition adversely or its ability to comply with its obligations under this Agreement; grant to the Bank or its representatives the right to examine its books and records at any reasonable time or times; and furnish to the Bank any information which it may reasonably request concerning the Borrower's financial affairs within 15 days after receipt of a request thereof.

5.5 Maintain insurance against the risk of loss or damage to the assets pledged as security to the Bank in amounts at least equal to the balance of the Borrower's indebtedness to the Bank with loss payable to the Bank to the extent of its interest. Said policies of insurance shall contain a provision that the coverages afforded thereunder will not be canceled without 10 days prior written notice to the Bank. The Borrower shall cause said policies of insurance to be delivered to the Bank. The Bank shall have the right, but not the obligation, to acquire insurance for the protection of the collateral upon the Borrower's failure to do so and the cost thereof shall be paid to the Bank upon demand. Action by the Bank in acquiring such insurance shall not constitute a waiver of the default created by the Borrower's failure to do so.





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5.6      Pay and discharge, as often as the same may become due and payable, all taxes and assessments of whatever nature which may be levied or assessed against it or any of its properties, unless and to the extent only that such taxes or assessments shall be contested in good faith by appropriate proceedings by the Borrower.

5.7 Maintain its corporate existence in good standing and its qualification and good standing in each jurisdiction wherein such qualification is necessary.

5.8 Maintain a ratio of net current assets to current liabilities of not less than 2.00 to 1.00. For the purposes of this Agreement, the ratio of net current assets to current liabilities shall be computed in accordance with generally accepted accounting principles.

5.9      Maintain a ratio of total liabilities to net worth of not more than
         1.50 to 1.00.

5.10 Maintain its present management or other management satisfactory to the Bank.

5.11 Maintain its primary depository relationship with the Bank, it being understood that the credit being provided hereunder and the pricing thereof is directly related to the depository relationship.

SECTION 6.  NEGATIVE COVENANTS.

         From the date hereof and until all sums advanced hereunder and all interest thereon are fully paid, the Borrower agrees that it will not, without the prior written consent of the Bank:

6.1 Mortgage, pledge or further encumber any of its assets to any party other than the Bank.

6.2 Sell, lease or otherwise. dispose of any of its assets except in the normal course of business.

6.3 Borrow money from any source other than the Bank except upon life insurance policies owned by the Borrower, directly from the carrier thereof.

6.4 Make loans or advances to any person, firm or corporation except to employees in the normal course of business.

6.5 Guarantee, endorse, assume or otherwise become liable for the obligations of any other person, firm or corporation except as herein provided and except by the endorsement of negotiable instruments for deposit or collection in the ordinary course





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         of business.

6.6 Enter into any merger or consolidation or acquire all or substantially all of the assets, or purchase or otherwise acquire the obligations or the stock or any other interest, of any other person, firm or corporation.

6.7 Pay any dividends, or purchase, redeem, or otherwise retire capital stock, or make other distribution of its assets resulting in reduction of capital.













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6.8      Make or incur, subsequent to the capital expenditures herein contemplated, any obligation to make any expenditures for the acquisition of or improvement of addition to any real property, machinery, equipment, furniture or fixtures, whether by purchase, lease, lease with option or otherwise in an aggregate annual amount in excess of $100,000.

SECTION 7. ENVIRONMENTAL CERTIFICATION.

7.1 Borrower certifies that the real property pledged as security for the herein described credit does not contain materials or substances that are regulated or prohibited by federal, state, or local laws, or that are known to pose a hazard to the environment or to human health, except as identified on the attached Schedule A.

7.2 Borrower also certifies that the subject property and operations at the property are in compliance with all applicable Federal, State, and local statutes, laws, and regulations. Borrower further certifies that no notices claiming a violation of regulations or statutes, nor notices requiring compliance with regulations or statutes, nor notices demanding payment or contribution for injury to the environment or human health have been served on Borrower, or to the best of Borrower's knowledge, to any former owner/operator of the property, by any government agency, individual, or other entity except those notices as may be identified on the attached Schedule A. Borrower agrees to forward a copy of any such notices which are hereafter received within three (3) days of their receipt. Borrower acknowledges that Bank shall not be obligated to make any disbursements if condemnation proceedings are commenced or threatened against any part of the property.

7.3 Borrower further certifies that any hazardous or potentially hazardous materials used in Borrower's operation or generated as a product or by-product are now and will continue to be stored, used, and maintained in accordance with applicable Federal, State, and local laws and regulations and that all hazardous wastes will be disposed of by duly licensed contractors in accordance with all governing regulations.

7.4 Borrower hereby indemnifies and holds Bank harmless against any and all costs or damages arising from claims for environmental contamination of Borrower's property.

SECTION 8. EVENTS OF DEFAULT.

8.1 If any payment of principal or interest hereunder shall not be paid when the same has become due and payable, or if the Borrower shall fail to perform any of its other obligations hereunder, or under the provisions of the Security Agreement given in connection herewith, or shall fail to comply with any of the other terms and conditions





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         of this Agreement.

8.2 If any warranty or representations made herein, or any statement or representation made in any certificate or report delivered pursuant hereto, shall prove to be false or inaccurate in any material respect when made.

8.3 If the Borrower shall voluntarily suspend transaction of its business; or shall be adjudicated a bankrupt or insolvent; or shall file a voluntary petition in bankruptcy or for a reorganization; or shall attempt to effect a plan or other arrangement with creditors; or shall commit an act of bankruptcy; or shall file an answer to a creditors petition against it for an adjudication in bankruptcy or for a reorganization admitting the material allegations contained therein; or shall apply for or permit the appointment of a receiver or trustee for it or for any substantial portion of its assets, or if bankruptcy, reorganization or liquidation proceedings are instituted against it and remain undismissed for 30 days.

8.4 Upon occurrence of any default defined in Section 8.1 above which is not cured by the Borrower within 15 days, or upon occurrence of any default defined in Section 8 2 and 8.3 above, all indebtedness hereunder shall be immediately due and payable in full at the option of the Bank, without presentation, demand or notice of any kind, all of which are hereby expressly waived.

SECTION 9. MISCELLANEOUS.

9.1 The Borrower agrees to pay all out-of-pocket expenses of the Bank in connection with the preparation of documents relating hereto, filing and recording fees, and cost of the enforcement of any provision of this Agreement, and the collection of any indebtedness hereunder, including reasonable fees and expenses of counsel.

9.2 Each and every right granted to the Bank hereunder or under any other document delivered in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.
         No failure on the part of the Bank to exercise and no delay in exercising any right shall operate as a waiver thereof or the exercise of any other right.

9.3 Any and all notices required by the terms of this Agreement shall be in writing and shall be served either personally or by United States mail with postage thereon fully prepaid addressed to the Borrower as:

                          Wellington Hall Limited
                          Route 12
                          P.O. Box 1354
                          Lexington, North Carolina 27293-1354





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         and to the Bank as:

                          Lexington State Bank
                          Commercial Loan Department
                          P.O. Box 867
                          Lexington, North Carolina 27293-0867

or such other place or places as either the Bank or the Borrower shall designate by written notice served upon the other party.

9.4 This Agreement and the rights and obligations of the parties hereto shall be governed by and interpreted in accordance with the laws of the State of North Carolina, and the United States of America.
9.5 This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their successors and assigns.

         In Witness Whereof , the parties have caused this Agreement to be executed by their duly authorized officers the day and year first written above.

                                       WELLINGTON HALL, LIMITED
                                       a North Carolina corporation



                                       By: /s/ Hoyt Hackney
                                           -----------------------------(SEAL)
                                           Hoyt Hackney, President
Attest:


 /s/ W.W. Woodruff
------------------------(SEAL)
Secretary


                                       LEXINGTON STATE BANK



                                       By: /s/ R.J. Meadley
                                           -----------------------------
                                           Ronald J. Meadley
                                           Senior Vice President





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